Exhibit 10.1
ASSIGNMENT AGREEMENT
This ASSIGNMENT AGREEMENT (this “Agreement”), dated as of August 18, 2023 (the “Effective Date”), is made and entered into by and among Blackstone Participation Partnership (Delaware) V-NQ L.P., a Delaware limited partnership, Blackstone Family Investment Partnership (Delaware) V-NQ L.P., a Delaware limited partnership, Blackstone Capital Partners (Delaware) V-NQ L.P., a Delaware limited partnership, Blackstone Capital Partners (Delaware) NQ V-AC L.P., a Delaware limited partnership, Summit BCP Intermediate Holdings L.P., a Delaware limited partnership (each a “Seller” and collectively the “Sellers”), Summit Materials, LLC, a Delaware limited liability company (the “Company”) and Summit Materials, Inc. (“Parent”). Capitalized terms that are used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Tax Receivable Agreement, dated as of March 11, 2015 (as amended by Amendment No. 1 to Tax Receivable Agreement, dated as of May 10, 2023, the “TRA”), by and among the Sellers, Parent and certain other parties thereto.
RECITALS
WHEREAS, each of the Sellers are parties to the TRA;
WHEREAS, none of the Sellers has assigned the TRA or any of their respective rights thereunder to any Person; and
WHEREAS, the Company desires to acquire all of each Seller’s right, title and interest in the TRA, and each Seller desires to transfer all of its right, title and interest in the TRA to the Company on the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
1.Conveyance and Acceptance. Pursuant to and in accordance with Section 7.6(a) of the TRA, each Seller severally and not jointly hereby sells, assigns, transfers and conveys (the “Assignment”) to the Company, and the Company hereby purchases and accepts, all right, title and interest of such Seller in, to and under the TRA (in each case, the “TRA Rights”), including, without limitation, (a) all rights of such Seller to receive any and all Tax Benefit Payments and/or NOL Tax Benefit Payments thereunder due on or after the Effective Date (whether or not arising out of or relating to a period prior to the Effective Date) free and clear of all liens and encumbrances and (b) all rights and obligations under the TRA of Blackstone Capital Partners (Delaware) V-NQ L.P. as the TRA Party Representative.
2.Purchase Price; Tax Treatment. As payment in full for the Assignment, the Company will, simultaneously with the Closing, pay to each Seller in cash, by wire transfer of immediately available funds to an account designated by such Seller, the amount set forth opposite such Seller’s name on Annex 1 of this Agreement (in each case, the “Purchase Price”). The Company shall not withhold any amounts from the Purchase Price.
3.Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date hereof by the electronic exchange of signature pages.
4.Joinder. Concurrently with the Closing, the Company hereby delivers the joinder to the TRA attached as Annex 2 of this Agreement.
5.Release.

(a)Effective at the Closing upon the parties hereto executing and delivering this Agreement and each Seller receiving its respective Purchase Price in full from the Company, (i) the Seller Parties irrevocably release, acquit and discharge the Company Parties from any and all TRA Claims (the “Seller Release”); provided that for the avoidance of doubt the Release shall in no way affect, modify or otherwise impair the rights of the Company as a TRA Party to the TRA Rights assigned hereunder following the Closing and (ii) the Company Parties irrevocably release, acquit and discharge the Seller Parties from any and all TRA Claims (the “Company Release” and, together with the Seller Release, the “Release”).
(b)For purposes of this Section 5, the following terms shall have the following meanings:
“Company Parties” means each of the Company and its direct and indirect subsidiaries and affiliates (including Parent), and each of their respective employees, officers, board members, board committees, legal and financial advisors, partners, managers, members, and shareholders, but excluding in each case any Seller Parties;
“Seller Parties” means each of the Sellers and their respective direct and indirect subsidiaries and affiliates, and each of their respective employees, officers, board members, board committees, legal and financial advisors, partners, managers, members, and shareholders; and
“TRA Claims” means all liabilities and obligations to (x) the Seller Parties, in the case of the Seller Release or (y) the Company Parties, in the case of the Company Release, in each case of clauses (x) and (y), of any kind or nature whatsoever arising with respect to the TRA whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured or determined or determinable, and whether arising under any applicable law, contract, agreement, arrangement, commitment, undertaking or understanding, whether written or oral or otherwise at law or in equity.
6.Representations and Warranties by the Sellers. As an inducement to the Company and Parent to enter into this Agreement and to consummate the transactions contemplated by this Agreement (the “Transactions”), each Seller represents and warrants to the Company and Parent as follows:
(a)Organization and Authority. Such Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Such Seller has full power and authority to execute and deliver this Agreement and to carry out its obligations hereunder, and to consummate the Transactions. The execution and delivery by such Seller of this Agreement and the performance by Seller of its obligations hereunder, and the consummation by Seller of the Transactions have been duly authorized by all requisite action on the part of such Seller.
(b)Due Execution. This Agreement has been duly executed and delivered by such Seller, and (assuming due authorization, execution and delivery by the Company and the other Sellers) this Agreement constitutes a legal, valid, and binding obligation of such Seller enforceable against such Seller in accordance with its terms.
(c)No Conflicts. The execution, delivery, and performance by such Seller of this Agreement and the consummation of the Transactions, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of such Seller’s constitutional documents or any other agreement to which such Seller is a party or by which it is bound; or (ii) conflict with or result in a violation or breach of any provision of any law, order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any governmental authority and applicable to such Seller.
(d)Legal Proceedings. There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigations, citations, summons, subpoenas or investigations of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity (“Actions”) pending or threatened, against or by such Seller, or any Affiliate of such Seller (which, for the avoidance of doubt, does not include the Company) (A) relating to or affecting the TRA Rights, or (B) that challenge or seek to prevent, enjoin, or otherwise delay the Transactions. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.
(e)Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of such Seller.
(f)Ownership of TRA Rights, Transfer. Such Seller is the lawful holder of the TRA Rights, and such Seller holds the TRA Rights free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance. Except pursuant to this Agreement: (i) such Seller has not sold, transferred, assigned, pledged, conveyed or otherwise disposed of any of such Seller’s rights or obligations under the TRA or any rights of such Seller to receive Tax Benefit Payments and/or NOL Tax Benefit Payments due on or after the Effective Date thereunder (whether or not arising out of or relating to a period prior to the Effective Date) and (ii) there are no commitments, options, contracts or other arrangements whatsoever, whether written or oral, under which such Seller is or may become obligated to sell, transfer, pledge, assign, convey or otherwise dispose of any of such Seller’s rights or obligations under the TRA or any rights of such Seller to receive Tax Benefit Payments and/or NOL Tax Benefit Payments due on or after the Effective Date thereunder (whether or not arising out of or relating to a period prior to the Effective Date).
(g)Seller Acknowledgments. Such Seller acknowledges and agrees that, except for the specific representations made by the Company and Parent in Section 7 of this Agreement, the Company and Parent have made no representation or warranty, express or implied, at law or in equity, with respect to the TRA or any of the assets, liabilities or operations of the Company, Parent or any other person or entity.
7.Representations and Warranties by the Company and Parent. As an inducement to each Seller to enter into this Agreement and to consummate the Transactions, the Company (solely with respect to itself and not Parent) and Parent (solely with respect to itself and not the Company) represents and warrants to each Seller as follows:
(a)Organization and Authority. Each of the Company and Parent is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company and Parent has full power and authority to enter into this Agreement and to carry out its obligations hereunder, and to consummate the Transactions. The execution and delivery by the Company and Parent of this Agreement and the performance by the Company and Parent of its obligations hereunder, and the consummation by the Company and Parent of the Transactions have been duly authorized by all requisite action on the part of the Company and Parent.

(b)Due Execution. This Agreement has been duly executed and delivered by the Company and Parent and (assuming due authorization, execution and delivery by the Sellers) this Agreement constitutes a legal, valid and binding obligation of the Company and Parent enforceable against the Company and Parent in accordance with its terms.
(c)No Conflicts. The execution, delivery and performance by the Company and Parent of this Agreement and the consummation of the Transactions do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the constitutional documents of the Company or Parent or any other agreement to which the Company or Parent is a party or by which it is bound; or (ii) conflict with or result in a violation or breach of any provision of any law or order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any governmental authority and applicable to the Company or Parent.
(d)Legal Proceedings. There are no Actions pending or threatened against or by the Company, Parent or any controlled Affiliate of Parent that challenge or seek to prevent, enjoin or otherwise delay the Transactions. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.
(e)Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or Parent.
(f)Company Acknowledgments. Each of the Company and Parent acknowledges and agrees that, except for the specific representations made by each Seller in Section 6 of this Agreement, (x) each Seller has made no representation or warranty, express or implied, at law or in equity, with respect to the TRA or any of the assets, liabilities or operations of Seller, the Company, Parent or any other person or entity, and (y) the Company is acquiring each Seller’s interest in the TRA on an “as is, where is” basis.
8.Notices. Any notice, request, or other document to be given hereunder to any party hereto shall be given in the manner specified in Section 7.1 of the TRA, provided, that in the case of a notice that is delivered by email, the requirement of confirmation of transmission by the transmitting equipment shall be deemed to have been satisfied if no “error” message or other notification of non-delivery is generated.
9.Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by electronic delivery shall be as effective as delivery of a manually signed counterpart of this Agreement.
10.Entire Agreement; No Third Party Beneficiaries. This Agreement (including any schedules or annexes hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided that the Company Parties and the Seller Parties shall be third-party beneficiaries of Section 5.

11.Governing Law; Disputes. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. Section 7.8 of the TRA shall apply to this Agreement, mutatis mutandis.
12.Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be severed and enforced to the extent possible or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability thereof shall not affect the validity, legality or enforceability of the remaining provisions of this Agreement.
13.Further Assurances. Each party hereto agrees to take such further actions (including the execution and delivery of such other reasonable instruments of sale, transfer, conveyance, assignment, assumption and confirmation and providing materials and information) as may be necessary or desirable to sell, assign, transfer and convey to the Company all of each Seller’s right, title and interest in, to the TRA Rights, and to consummate the transactions contemplated in this Agreement (including the annexes hereto).
14.Assignment. No party hereto may assign any of its rights or obligations under this Agreement without the prior written consent of each other party hereto; provided that the foregoing shall not impair or affect the ability of the Company to assign the TRA Rights pursuant to the TRA assigned hereunder following the Closing.
15.Amendment. Neither this Agreement nor any of its terms or provisions may be amended, modified, waived, discharged or terminated, except by a written instrument signed by each of the parties hereto.
16.Confidentiality. The parties hereto acknowledge and agree that information concerning this Agreement, including the existence, terms, and performance thereof, is confidential information of the Company that is subject to the terms of Section 7.12 of the TRA; provided that the Seller Parties may report and disclose the status and terms (including price terms) of this Agreement and the transactions contemplated hereby to their current or prospective investors, direct or indirect limited partners, lenders or otherwise in the ordinary course of their business, including private equity/fund formation, fundraising, marketing, syndication, informational or reporting activities. Each of the Company and Parent agrees that if any public disclosure of this Agreement or the transactions contemplated thereby by the Company or Parent would include any reference to the Seller Parties, then the Company or Parent, as applicable, will prior to filing such report offer the Seller Parties the opportunity to review and comment on such disclosure, and consider in good faith any comments raised by the Seller Parties thereto so long as such comments are communicated in writing to the Company or Parent, as applicable, within two (2) full business days after the day of Seller Parties’ receipt thereof.
17.Survival. The representations and warranties set forth in this Agreement shall survive the Closing for a period of twelve (12) months following the Closing.
[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Company:
SUMMIT MATERIALS, LLC
By: /s/ Christopher B. Gaskill
Name: Christopher B. Gaskill
Title: Secretary

Parent:
SUMMIT MATERIALS, INC.
By: /s/ Christopher B. Gaskill
Name: Christopher B. Gaskill
Title: EVP, Chief Legal Officer & Secretary

[Signature Page to Assignment Agreement]

Sellers:
BLACKSTONE PARTICIPATION PARTNERSHIP (DELAWARE) V-NQ L.P.
By: BCP V-NQ GP L.L.C., its general partner

By: /s/ A.J. Murphy
Name: A.J. Murphy
Title: Authorized Signatory

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP (DELAWARE) V-NQ L.P.
By: BCP V-NQ GP L.L.C., its general partner
By: /s/ A.J. Murphy
Name: A.J. Murphy
Title: Authorized Signatory

BLACKSTONE CAPITAL PARTNERS (DELAWARE) V-NQ L.P.
By: Blackstone Management Associates (Cayman) V-NQ L.P., its general partner
By: BCP V-NQ GP L.L.C., its general partner
By: /s/ A.J. Murphy
Name: A.J. Murphy
Title: Authorized Signatory

[Signature Page to Assignment Agreement]

Sellers:
BLACKSTONE CAPITAL PARTNERS (DELAWARE) NQ V-AC L.P.
By: Blackstone Management Associates (Cayman) V-NQ L.P., its general partner
By: BCP V-NQ GP L.L.C., its general partner
By: /s/ A.J. Murphy
Name: A.J. Murphy
Title: Authorized Signatory

[Signature Page to Assignment Agreement]

Sellers:
SUMMIT BCP INTERMEDIATE HOLDINGS L.P.
By: Summit BCP Intermediate Holdings GP, Ltd.
By: /s/ Neil Simpkins
Name: Neil Simpkins
Title: Authorized Signatory

[Signature Page to Assignment Agreement]